Exhibit m(2)
                               SAMCO FUND, INC.
                        SERVICES AND DISTRIBUTION PLAN
                        ------------------------------

     The following Services and Distribution Plan (the "Plan") has been adopted in accordance with Rule 12b-1 (the "Rule") under the Investment Company Act of 1940, as amended (the "1940 Act"), for the Class B shares of the SAMCO Intermediate Fixed Income Fund (the "Shares" or the "Portfolio"), a portfolio of SAMCO Fund, Inc., a corporation organized under the laws of the State of Maryland operating as an open-end management investment company (the "Fund"). The Plan has been approved by a majority of the Fund's directors, including a majority of the directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan (the "non-interested directors"), cast in person at a meeting called for the purpose of voting on such Plan. Such approval included a determination that in the exercise of reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Plan will benefit the shareholders of the Shares. The Plan has been approved by a vote of at least a majority of the Portfolio's outstanding voting securities, as defined in the 1940 Act.

     The provisions of the Plan are:

     SECTION 1. ANNUAL FEES.
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     (a) Service Fee. The Portfolio will pay to the distributor of its
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shares, AMT Capital Securities, L.L.C. ("AMT Capital"), a corporation organized under the laws of the State of Maryland (the "distributor"), on behalf of the Portfolio, a service fee under the Plan at the annual rate of 0.00% of the average daily net assets of the Shares (the "Service Fee").

     (b)  Distribution  Fee.  In addition to the  Service  Fee,  the  Portfolio
          -----------------
will pay to the distributor, on behalf of the Shares, a distribution fee under the Plan at the annual rate of 0.25% of the average daily net assets of the Shares, or such lesser fee as determined from time to time by the Fund's Board of Directors (the "Distribution Fee").

     (c) Payment of Fees. The Service Fee and Distribution Fee will be
         ----------------
calculated  daily  and  paid  monthly  by the  Portfolio  at the  annual  rates
indicated   above.   The  distributor  may  make  payments  to  assist  in  the distribution of the Shares out of any portion of any fee paid to the distributor or any of its affiliates by the Portfolio, its past profits or any other sources available to it.

     SECTION 2. EXPENSES COVERED BY THE PLAN.
                -----------------------------

     (a) The Service Fee payable with respect to the Shares is in return for certain administrative and shareholder services provided by the distributor to the investors that purchase the Shares. Such administrative and shareholder services may include processing purchase, exchange and redemption requests from customers and placing orders with Portfolio's transfer agent; processing dividend and distribution payments from the Shares on behalf of customers;

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providing information  periodically to customers showing their positions in the
Shares; responding to inquiries from customers concerning their investment in the Shares; arranging for bank wires; and providing such other similar services as may be reasonably requested.

     The distributor may retain all or a portion of the payments made to it pursuant to the Plan for the provision of services to holders of the Shares pursuant to Dealer Agreements entered into by the distributor in its sole discretion and may make payments to third parties to assist in providing the services provided to the Shares. All expenses incurred by the Fund in connection with the Dealer Agreements and the implementation of this Plan with respect to the Shares shall be borne entirely by the holders of the Shares.

     (b) The Distribution Fee with respect to the Shares may be used by the distributor to cover advertising, marketing and distribution expenses intended to result in the sale of the Shares, including, without limitation, compensation for the distributor's initial expense of paying its investment representatives or introducing brokers a commission upon the sale of the Shares and accruals for interest on the amount of the foregoing expenses that exceed the Distribution Fee. In addition, the Service Fee with respect to the Shares may be used by the distributor primarily to pay its financial consultants or introducing brokers for servicing shareholder accounts, including a continuing fee to each such financial consultant or introducing broker, which fee shall begin to accrue immediately after the sale of such shares.

     (c) The amount of the Distribution Fee and Service Fee payable by the Portfolio under Section 1 hereof is not related directly to expenses incurred by the distributor and this Section 2 does not obligate the Portfolio to reimburse the distributor for such expenses. The Distribution Fee and Service Fee set forth in Section 1 will be paid by the Portfolio to the distributor unless and until the Plan is terminated or not renewed with respect to the Portfolio or Class thereof, and any distribution or service expenses incurred by the distributor on behalf of the Shares in excess of payments of the Distribution and Service Fees specified in Section 1 hereof which the distributor has accrued through the termination date are the sole responsibility and liability of the distributor and not an obligation of the Portfolio.

     SECTION 3. APPROVAL OF SHAREHOLDERS.
                -------------------------

     The Plan will not take effect with respect to the Shares, and no fee will be payable in accordance with Section 1 of the Plan, until the Plan has been approved by a vote of at least a majority of the outstanding voting securities of the Shares.

     SECTION 4.  APPROVAL OF DIRECTORS.
                 ----------------------

     Neither the Plan nor any related agreements will take effect with respect to the Shares until approved by a majority of both (a) the full Board of Directors of the Fund and (b) those Directors who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the "Independent Directors"), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.

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        SECTION 5.  CONTINUANCE OF THE PLAN.
                    ------------------------

     The Plan will continue in effect from year to year with respect to the Shares, so long as its continuance is specifically approved at least annually by the vote of the Fund's Board of Directors in the manner described in Section 4 above.

        SECTION 6.  TERMINATION.
                    ------------

     The Plan may be terminated with respect to the Shares at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities (as so defined) of the Portfolio or by a vote of the Independent Directors, in any such event on sixty days' notice to the distributor.

        SECTION 7.  AMENDMENTS.
                    -----------

     The Plan may not be amended with respect to the Shares so as to increase materially the amounts of the fees described in Section 1 above, unless the amendment is approved by a vote of the holders of at least a majority of the outstanding voting securities of the Shares. No material amendment to the Plan may be made unless approved by the Fund's Board of Directors in the manner described in Section 4 above.

        SECTION 8.  SELECTION OF CERTAIN DIRECTORS.
                    -------------------------------

     While the Plan is in effect, the selection and nomination of the Fund's Directors who are not interested persons of the Fund will be committed to the discretion of the Directors then in office who are not interested persons of the Fund.

        SECTION 9.  WRITTEN REPORTS.
                    ----------------

     In each year during which the Plan remains in effect, any person authorized to direct the disposition of monies paid or payable by the Portfolio pursuant to the Plan or any related agreement will prepare and furnish to the Fund's Board of Directors, and the Board will review, at least quarterly, written reports complying with the requirements of the Rule which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

        SECTION 10.  PRESERVATION OF MATERIALS.
                     --------------------------

     The Fund will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 9 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

        SECTION 11.  MEANINGS OF CERTAIN TERMS.
                     --------------------------

     As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the 1940 Act

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and the rules and regulations under the 1940 Act, subject to any exemption that may be granted to the Fund under the 1940 Act by the Securities and Exchange Commission.

        SECTION 12.  FILING OF ARTICLES OF INCORPORATION.
                     ------------------------------------

     The Fund represents that a copy of its Articles of Incorporation, as amended from time to time (the "Articles of Incorporation"), is on file with the Secretary of the State of Maryland.

        SECTION 13.  LIMITATION OF LIABILITY.
                     ------------------------

     The obligations of the Fund under this Plan will not be binding upon any of the Directors of the Fund, shareholders of the Shares, nominees, officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Shares, as provided in the Articles of Incorporation. The execution and delivery of this Plan have been authorized by the Directors of the Fund, and signed by an authorized officer of the Fund, acting as such, and neither the authorization by the Directors nor the execution and delivery by the officer will be deemed to have been made by any of them individually or to impose any liability on any of them personally, but will bind only the property of the Shares as provided in the Articles of Incorporation. No other portfolios or classes of shares of the Fund will be liable for any claims against the Shares.

        SECTION 14.  EFFECTIVE DATES.
                     ----------------

     The Plan will become effective with respect to the Shares upon the date the Shares first commence its investment operations.

        SECTION 15.  GOVERNING LAW.
                     --------------

     This Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

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     This Plan and the terms and  provisions  thereof are hereby  accepted  and agreed to by the undersigned, as evidenced by their execution thereof.

Dated: June   , 1999

                                         SAMCO FUND, INC.

                                         By: /s/ William E. Vastardis
                                             ----------------------------
                                             Name: William E. Vastardis
                                             Title: Treasurer

                                         AMT CAPITAL SECURITIES, L.L.C.

                                         By: /s/ Arthur Goetchius
                                             ------------------------
                                             Name: Arthur Goetchius
                                             Title: President